D-Wave Announces World’s First Gate-Model Quantum Computing Simulator for Error-Aware Programming
New offering to help developers prototype applications, model quantum processor behavior and explore advanced workflows as they prepare for access to forthcoming
D-WaveTM gate-model systems
PALO ALTO, Calif. — June 18, 2026 — D-Wave Quantum Inc. (NYSE: QBTS), (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, today announced its forthcoming gate-model quantum computing simulator, which is expected to be the first of its kind designed for error-aware programming.
The announcement marks the next step in D-Wave’s gate-model roadmap and comes just weeks after the Company outlined its differentiated approach to fault-tolerant quantum computing. Built around D-Wave’s dual-rail technology, the simulator is expected to enable error-aware programming, giving developers visibility into errors so they can design applications and workflows that respond to real processor behavior. By combining error detection and real-time control, the simulator will give developers new tools and data to better understand quantum behavior, prototype quantum applications and error-correction routines, and explore advanced workflows.
D-Wave will offer new quantum development bundles that provide access to its forthcoming gate-model quantum simulator and systems. Designed to support customer success, the bundles will include Starter and Premium packages, with monthly access allocations and guidance from D-Wave’s team of experts to streamline onboarding, perform flexible R&D, and maximize customer value. Pricing is available upon request.
“D-Wave’s gate-model quantum simulator is an important step in bringing our gate-model roadmap to customers,” said Dr. Trevor Lanting, chief development officer at D-Wave. “What makes our approach different is that error awareness is built into the architecture through dual-rail technology, giving developers access to error-detection data and real-time control capabilities that can help them design more resilient quantum applications. This simulator is intended to help customers start building that expertise now, in advance of our forthcoming gate-model quantum systems.”

Once available in D-Wave's Leap™ cloud platform, the simulator will provide a rich quantum programming toolkit with error-aware capabilities, including tools for modeling quantum processor behavior, error detection, and real-time control. This includes support for up to 21 qubits, ideal and hardware emulation modes, Monte Carlo simulation of real-time quantum system dynamics and integration with familiar development tools, including D-Wave’s Ocean™ SDK. Access to the simulator is scheduled to begin in September 2026.

The quantum development bundles are designed to support a range of customer needs, from initial exploration to more advanced research and development. D-Wave’s simulator and systems bundles are expected to give customers the budget predictability and dedicated access needed to run more workloads, iterate more freely and accelerate quantum application progress, while helping them spend less time managing usage and more time advancing algorithm and application development.

Customers can sign up here to request future access to D-Wave’s forthcoming gate-model quantum simulator and systems.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

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Media Contact:
Alex Daigle
media@dwavesys.com